Exhibit 3.47

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

of ANCHOR OIL FIELD SERVICES, LLC

This Certificate of Formation, dated July 29, 2014, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

First: The name of the Company is:

Anchor Oil Field Services, LLC

Second: The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned, being the Authorized Signatory of the Company, has duly executed this Certificate of Formation as of the date first written above.

By:	/s/ R. Patrick Murray II
Name:	R. Patrick Murray, II
Title:	Authorized Signatory

CERTIFICATE OF FORMATION

OF ANCHOR OIL FIELD SERVICES, LLC

SEP/09/2014/TUE 04:11 PM FAX No. P. 002

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:08 PM 09/09/2014
FILED 04:08 PM 09/09/2014
SRV 141159091 - 5577401 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Anchor Oil Field Services, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

Name change from Anchor Oil Field Services, LLC, to Anchor Oilfield Services, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 9th day of September, A.D. 2014.

By: [signature]
Authorized Person(s)

Name: R. Patrick Murray, II
Senior VP, CFO & Secretary